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                                 EXHIBIT (3)(ii)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                   ISCO, INC.
                          Effective September 21, 1995
                                    ARTICLE I

                            Meetings of Stockholders

 1. Annual Meetings. The annual meeting of the Stockholders for the election of Directors and the transaction of such other business as may come before the meeting shall be held each year on the second Thursday of December at an hour designated by the Board of Directors and specified in the notice of the meeting.

 2. Special Meetings. Special meetings of the Stockholders may be called at any time by the President, by the Board of Directors, or by the holders of 10 percent or more of the shares of voting stock then issued and outstanding.

 3. Place of Meeting. All meetings of the Stockholders shall be held at a place designated by the Board of Directors and specified in the notice of the meeting.

 4. Notice of Meeting. Written notice of the time, place, and hour of the Stockholders' meetings shall be mailed to each Stockholder at least ten and not more than 50 days before such meeting. Written notice of the time and place of a special meeting shall also state the purpose for which the meeting is called.

 5. Quorum. The presence at any regular or special meeting, in person or by proxy, of the holders of record of a majority of the voting shares of stock then issued and outstanding shall constitute a quorum for the transaction of business. If a quorum is not present, the Stockholders who are present may adjourn the meeting until a quorum is present. At any reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

 6. Voting. Except as otherwise provided in the Articles of Incorporation or by statute, a majority of the shares entitled to vote, represented in person or by proxy, at any meeting in which a quorum is present shall decide all matters voted upon at any such meeting.

 7. Cumulative Voting. At each election for Directors, every Stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.


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                                   ARTICLE II

                               Board of Directors

 1. General Powers. The business of the Corporation shall be managed by the Board of Directors and the officers; but all matters of policy shall be determined by the Board of Directors.

 2. Number. The number of Directors of the Corporation shall be not more than nine (9), the specific number to be set from time to time by the Board of Directors.

 3. Board Meetings. An annual meeting of the Board of Directors shall be held following the annual meeting of Stockholders. The Board of Directors shall provide, by resolution and notice, the time and place, either within or without the State of Nebraska, for the holding of Board meetings.

 4. Election. The Directors shall be divided into either two classes, if there are fewer than nine (9) Directors, or three classes, if there are nine (9) Directors, each class to consist of three (3) Directors. The term of office of the first class shall expire at the first annual meeting of the stockholders of the Corporation after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class, if any, shall expire at the third annual meeting after their election. At each annual meeting, after such classification, the Directors of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third annual meetings, if there be three classes.

 5.  Notice of Meetings.  Notice of any meeting shall be given at least three
(3) days previous thereto by written notice delivered personally, by facsimile machine or mailed to each Director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. Except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, appearance of any Director at a meeting shall constitute a waiver of notice of such meeting to such Director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

 6.  Quorum.  A majority of the number of Directors fixed by Section 2 of this
Article II and holding duly elected office at the time of any meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum is not present, the Directors who are present may adjourn the meeting until a quorum is present. At any reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors although there is less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any Directorship to be filled by reason of an increase in number of Directors shall be filled by election at an annual or special


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meetings of the Stockholders called for that purpose.

 9. Nominations to the Board of Directors. The Board of Directors, as a whole, shall act as the Nominating Committee. The Board of Directors shall receive from the Officers and individual members of the Board recommendations for prospective Board nominees. The Board of Directors shall review information requested by or provided to the Board with respect to prospective nominees and may recommend an interview process for such prospective nominees. From the nominees, the Board of Directors shall select one or more prospective nominees to constitute the Board's recommended nominees to be presented for nomination and election at any special or annual meeting of stockholders where directors are to be elected.

10. Written Consent in Lieu of Meeting. Any action which could be taken by the Directors at a meeting of the Board of Directors may be taken without a meeting if, prior to such action, each Director signs a written consent setting forth the action and such consent is filed with the minutes of the meeting of the Board of Directors.

11. Compensation of Directors. Pursuant to a resolution of the Board of Directors, Directors may be paid their expenses for attendance at each meeting and may receive either a fixed sum for attendance at each meeting, or a stated salary, as Directors. No such payment shall preclude such Director from serving the Corporation in any other capacity when receiving compensation therefor. Directors who are also employees of the Corporation may receive additional compensation for serving as a Director of the Corporation, and may be paid reasonable out-of-pocket expenses associated with attending meetings.

                                   ARTICLE III

                             Committees of the Board

 1. Issues Committee. The Issues Committee shall consist of the Chairman of the Board of Directors and two (2) outside Directors appointed annually by the Chairman. The Issues Committee shall serve in an advisory capacity, only, to the Chairman.

 2. Audit Committee. The Board shall have an Audit Committee which shall consist of three (3) outside Directors appointed annually by the Chairman. The Chairman of the Board of Directors shall appoint the chairman and secretary of the Committee. The Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities with respect to the accounting policies and reporting practices of Isco and all its subsidiaries and the sufficiency relative thereto.

 3.  Compensation Committee.  The Compensation Committee shall consist of three
(3) outside Directors and the Chairman of the Board of Directors, who shall not act as chairman of the Committee. Committee members, chairman and secretary, are appointed by the Chairman of the Board of Directors. The function of the Compensation Committee shall be to review performance of the officers of Isco and make officer compensation recommendations to the Board for approval.

 4. Other Committees. The Board of Directors may, from time to time, designate other Committees to take such action or have responsibilities as set forth by the Board of Directors with the Committee members and officers of the Committee appointed by the Chairman of the Board of Directors.


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 5.  Compensation.  Pursuant to a resolution of the Board of Directors,
Directors may be paid their expenses for attendance at each Committee meeting and receive a fixed sum for attendance at each meeting. No such payment shall preclude such Director from serving the Corporation in any other capacity when receiving compensation therefor. Directors who are also employees of the Corporation shall not receive additional compensation for serving as members of Committees, but may be paid reasonable expenses associated with attending meetings.

                                   ARTICLE IV

                                    Officers

 1. Officers. The Corporation shall have a Chairman of the Board, President, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers and as may be deemed necessary by the Board of Directors. Such other officers and assistant officers shall perform such duties as may be prescribed by the Board of Directors and the President.

 2. Election. Officers shall be elected annually by the Board of Directors and shall serve until their successors are elected at any regular meeting of the Board. Officers need not by Directors or Stockholders.

 3.  Removal.  The Board of Directors may remove any officer at any meeting.

 4. Resignations and Vacancies. The Board of Directors may accept the resignation of an officer. A vacancy in any office may be filled by the Board of Directors.
                                    ARTICLE V

                               Duties of Officers

 1. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all regular and special meetings of the Stockholders and the Board of Directors. The Chairman of the Board of Directors shall have such other duties or responsibilities as shall be set, from time to time, by the Board of Directors. The Chairman shall also be the Chief Executive Officer of the Corporation and shall ensure that all orders and resolutions of the Board of Directors are carried into effect.

2. The President. The President shall also be the Chief Operating Officer of the Corporation. In the absence of the Chairman, the President shall preside at all meetings of the Stockholders and Directors; shall have general and active management responsibility of the business of the Corporation; and shall execute bonds, mortgages, and other instruments for the Corporation.

 3. The Vice Presidents. In the absence of the Chairman and President or in the event of his or her inability to act as such, a Vice President annually designated by the Board of Directors shall perform the duties of the President unless otherwise decided by the Board of Directors. The Vice Presidents shall also be responsible for the management of their respective departmental or divisional duties.

 4. The Secretary. The Secretary shall issue necessary notices of meetings, shall keep the minutes of Stockholders and the Board of Directors, shall have charge of the Seal, shall sign with the President such instruments as require his signature, and shall make such reports and perform such other duties as are incident to his office or that are properly required of him by the Board


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of Directors.

 5. Assistant Secretary. The Assistant Secretary shall assist the Secretary in performance of the prescribed duties and in the absence of the Secretary, perform the prescribed duties of the Secretary.

 6. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall see that the books of account are kept, and that such financial statements or reports as the Board of Directors may require are prepared. He shall sign or countersign such instruments as require his signature, and shall perform such other duties as are incident to his office or that are properly required of him by the Board of Directors.

 7. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE VI

                            Shares and Their Transfer

 1. Certificates. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall bear the original or a facsimile signature of the President or a Vice President and the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Except in the case of lost, destroyed or mutilated certificates, new or replacement certificates shall not be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the stock transfer agent of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The stock transfer books of the Corporation may be maintained and the transfer of shares effected by a stock transfer agent designated by the Board of Directors.

 3. Limitations of Transfers. The Corporation shall have the right to place restrictive legends upon or cause any stock transfer agent of the Corporation to place legends upon certificates restricting transfer in compliance with the Securities Act of 1933 or the securities law of any state.

 4. Establishment of Record Dates. The Board of Directors shall have the power, in lieu of closing the stock transfer books, to fix a date as the record date for the receipt of any dividend or distribution to the stockholders, such date to be not more than 50 days prior to the payment or making of such dividend or distribution and a record date for the determination of stockholders entitled to vote at a meeting which date shall be not less than 10 days prior to the date on which the meeting is to be held.

 5. Replacement of Lost or Destroyed Certificates. The Board of Directors or the stock transfer agent of the Corporation acting by and on behalf of the Board of Directors shall establish the procedures and requirements for the


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replacement and reissuance of certificates which are alleged to have been destroyed or lost.


                                   ARTICLE VII
                                 Indemnification

1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

3. To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1. and 2. hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

4. Any indemnification under paragraphs 1. and 2. hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent of the Corporation, is proper in the circumstances because


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he or she has met the applicable standard of conduct set forth in paragraphs 1.
or 2. hereof. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Stockholders, as the case may be.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the matter provided in paragraph 4. hereof upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent of the Corporation to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

7. The Corporation shall have the power at the discretion of the Board of Directors to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

8. The Corporation shall not indemnify a Director, officer, employee, or agent of the Corporation under this Article VII if the Director, officer, employee, or agent of the Corporation has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director, officer, employee, or agent of the Corporation has no duty to look to any other person for indemnification.

9. In order for the Corporation to obtain and retain qualified Directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, officers, and employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

                                  ARTICLE VIII

                         Loans to Directors and Officers

     No loan shall be made by the Corporation to its Directors or officers.


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                                   ARTICLE IX

                                   Fiscal Year

     The fiscal year of the Corporation shall be the last Saturday in July through the last Friday of the following July.

                                    ARTICLE X

                                   Amendments

     These Bylaws may be amended or repealed at any meeting of the Board of Directors.





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